EXHIBIT 23


                                       December 2, 1996

Board of Directors
Elite Computers
3545 Cruse Road, Suite 301
Lawrenceville, GA 30244


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of or our reports (and to all references to our Firm) included in or made a part of this Registration Statement.



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A.C. Knorr and Company, CPA, Inc.
Lilburn, GA 30247

December 2, 1996.

BLOCK & HANDLEMAN